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                                                               Exhibit 99.4


                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                        ALCOA ALUMINA & CHEMICALS, L.L.C.

         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of ALCOA ALUMINA & CHEMICALS, L.L.C. (the "Company"), dated as of December 31, 1994, is by and between ALUMINUM COMPANY OF AMERICA, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("ACOA"), and ASC ALUMINA, INC., a company incorporated under the laws of Delaware ("ASC"), as initial members of the Company, and by and among such initial members and WESTMINER INTERNATIONAL HOLDINGS LIMITED, a company incorporated in the State of Victoria, Australia ("WMC-F") and WMC ALUMINA (USA) INC., a company organized and existing under the laws of the State of Delaware ("WMC-D"), as new members of the Company. ACOA, ASC, WMC-F and WMC-D are also hereinafter sometimes each referred to individually as a "Member" and collectively as the "Members."

                              W I T N E S S E T H :

         WHEREAS, ACOA and Western Mining Corporation Holdings Limited ("WMC"), the parent company of WMC-F and WMC-D, have entered into a Heads of Agreement dated as of July 6, 1994 and as supplemented by a Supplemental Agreement to Heads of Agreement (collectively the "HOA") with respect to the formation of a worldwide Enterprise that will combine their respective current interests in bauxite mining, alumina refining and the ACOA inorganic industrial chemicals operations as well as ACOA's shipping operations and certain integrated aluminum fabricating and smelting operations;

         WHEREAS, ACOA and ASC have heretofore formed the Company as a Delaware limited liability company to hold and conduct the operations of the Enterprise in Asia, Guinea, India, Jamaica, Suriname, Trinidad and the United States pursuant to the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq., as amended from time to time (the "Act"), by filing a Certificate of Formation of the Company with the

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office of the Secretary of State of the state of Delaware on December 21, 1994
(the "Certificate") and entering into a Limited Liability Company Agreement of the Company, dated as of December 21, 1994 (the "Original Agreement");

         WHEREAS, ACOA and ASC would like to admit WMC-D and WMC-F as additional members of the Company, to continue the Company as a limited liability company under the Act and to amend and restate the Original Agreement of the Company in its entirety; and

         WHEREAS, the Members desire to set forth their understandings with respect to the ongoing operations of the Company and their respective rights and obligations with respect thereto.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, WMC-F, WMC-D, ASC and ACOA agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1. Definitions. The following terms used in this Agreement shall have the definitions set forth:

         "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

         "Board" means the board of Representatives of the Company.

         "Company" means Alcoa Alumina & Chemicals, L.L.C., a limited liability company heretofore formed and continued pursuant to this Agreement. "Covered Person" means every person who is or was a Representative, director, officer or employee of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which such person serves or served as such at the request of the Company.

         "Member" means each of ACOA, ASC, WMC-F and WMC-D and any other individual or entity that becomes a member of the Company in accordance with the provisions of this Agreement and the Act in such individual's or entity's capacity as a

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member of the Company. For purposes of the Act, the members shall constitute one class or group of Members.

         "Interest" means a Member's share of the profits and losses of the Company and such Member's rights to receive distributions of the Company's assets in accordance with the provisions of this Agreement and the Act.

         "Percentage Interest" means, with respect to any Member and with respect to any point in time, such Member Interest in the Company equal to the ratio (expressed as a percentage) of the balance at such time in such Member's Capital Account (as defined in the Tax Protocol) to the aggregate Capital Account balances of all Members at such time, such Capital Accounts to be determined after giving effect to all prior contributions, distributions and allocations to all Members.

         "Representatives" means the five (5) members of the Board of the Company.

         "Tax Protocol" means the Tax Protocol to be attached hereto as Exhibit A and incorporated herein, as such Tax Protocol may be revised by the Members from time to time, which will outline the tax accounting procedures and related information for the Company. The Members shall cause their tax advisors to prepare the Tax Protocol, taking into account the intentions of the Members as set forth in this Agreement, by February 28, 1995.

Attached hereto as Exhibit B is a master list of those definitions used in this Agreement, the Charter of the Strategic Council, a copy of which is attached hereto as Exhibit C (the "Charter"), and the Formation Agreement of the Enterprise, a copy of which is attached hereto as Exhibit D (the "Formation Agreement"). The definitions of terms contained in this Agreement are intended to include both the singular and plural forms of such terms.

                                   ARTICLE II
                           CONTINUATION OF THE COMPANY

Section 2.1 Continuation. The Members hereby agree to continue the Company as a limited liability company pursuant to and in accordance with the Act and this Agreement. The Members intend that the Company will be taxable as a partnership for United States federal income tax purposes, and the provisions of this Agreement shall be interpreted in a manner consistent with such intent. The Members agree that

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the rights, duties and liabilities of the Members and Representatives shall be as provided in the Act, except as otherwise provided herein.

Section 2.2 Admission of New Members. Upon execution of this Agreement, ACOA and ASC shall continue as, and WMC-D and WMC-F shall be admitted to the Company as Members.

Section 2.3 Company Name. The Members hereby agree that the name of the Company shall be "Alcoa Alumina & Chemicals, L.L.C." until such time as the Board shall determine otherwise and an appropriate amendment to the Certificate is filed with the office of the Secretary of State of the State of Delaware as required by the Act.

Section 2.4       Scope of Company.

(a) The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

(b) Notwithstanding the generality of the foregoing, the Scope of the Company shall be limited to the Scope of the Enterprise as set forth in Section 5 of the Charter.

Section 2.5 Qualification in Other Jurisdictions. Barbara S. Jeremiah shall cause the Company to be qualified, formed or registered in other jurisdictions in which the Company transacts business, and, if necessary or desired, under assumed or fictitious name statutes or similar laws in other jurisdictions in which the Company transacts business. Barbara S. Jeremiah, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificates (and any and all amendments thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business.

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                                   ARTICLE III

                     CAPITALIZATION, ALLOTMENT OF INTERESTS

Section 3.1 Initial Percentage Interests. Upon execution of this Agreement and as more fully detailed in the Tax Protocol, the initial Percentage Interest of each of the Members is as follows:

                                            Percentage
Name                                         Interest
----                                        ----------

ACOA                                           48.73%

ASC                                            11.27%

WMC-D                                          25.27%

WMC-F                                          14.73%

Total                                            100%

Simultaneously with execution of this Agreement, the Members have made or are deemed to have made the capital contributions to the Company outlined in and required by Section 2.03 of the Formation Agreement. It is the general intention of the parties hereto that the respective aggregate Percentage Interests of (i) ACOA and ASC, on the one hand, and (ii) WMC-D and WMC-F, on the other hand, shall be maintained, as among themselves, to the extent reasonably possible, in the same 60%/40% ratio as their initial Percentage Interests set forth above. To this end, the Members hereby agree to use their best efforts to maintain such 60%/40% ratio in connection with any future acquisitions of minority interests in any Company strategic alliance, acquisitions of new assets or new companies affiliated with the Company, the admission of any additional Members to the Company, the assignment of any Interests in the Company, or any portion thereof, and the timing and amounts of distributions made to the Members. The Members shall cause their tax advisors to prepare the Tax Protocol, taking into the account the intentions of the Members as set forth in this Agreement, by February 28, 1995.

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Section 3.2 Status of Capital Contributions. Except as otherwise provided in this Agreement, the amount of a Member's capital contributions may be returned to it, in whole or in part, at any time, but only with the consent of all Members. Any such returns of capital contributions shall be made to each Member in proportion to the Percentage Interest then held by such Member. Notwithstanding the foregoing, no return of a Member's capital contributions shall be made hereunder if such distribution would violate applicable state law. Where capital contributions are to be returned to a Member, the Member shall not have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement. No Member shall have any personal liability for the repayment of any capital contribution of any other Member except as is provided in Section 8 of the Charter.

Section 3.3 Members' Interests. A Member's Interest in the Company shall for all purposes be personal property. A Member has no interest in specific Company property.


                                   ARTICLE IV
                              CAPITAL REQUIREMENTS

Section 4.1 Review of Operating Plans and Budgets. Consistent with the planning/budgeting process used by ACOA from time to time, the Members shall prepare a consolidated operating plan and a capital budget for the operations of the Company for the following year and submit such plans and budgets to the Board for review. Except where approval of the Strategic Council is required as set forth in Section 4.2 below, the Board shall approve, by a majority vote, the plans and budgets for the following year.

Section 4.2 Equity Calls. If the consolidated effect of the plans and budgets of the Company appears likely to require any equity call from the Members in the year for which the plans and budgets are prepared, such operating plans and budgets shall be submitted to the Strategic Council for approval in accordance with the principles set forth in Sections 4 and 8 of the Charter. To the extent practical, it is the intention of the Members to grow the Company out of the profits generated by the Company rather than making equity calls.

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                                    ARTICLE V
                                     MEMBERS


Section 5.1 Meetings of the Members. The annual meeting of the Members shall be held on the second Thursday of May of each year at 11:30 a.m. local time in effect at the place of the meeting or on such other day or at such other time and at such place as may be fixed by the Members. Meetings of the Members shall also be called upon the written request of any Member, which meeting shall be held within 3 months of the request or within 2 weeks if a serious situation exists. Meetings may be held by telephone or videoconferencing.

Section 5.2 Quorum of the Members. Except as otherwise required by law, a quorum for a meeting of the Company's Members shall require the presence, in person or by proxy, of Members holding a fifty-one percent (51%) or greater Percentage Interest in the Company and including at least one WMC Member; provided, however, that if a meeting of the Members cannot be held due to lack of this quorum, the meeting may be reconvened upon seven (7) days' written notice, and the Percentage Interests represented at such meeting, either in person or by proxy, shall constitute a quorum for the purpose of such reconvened meeting. Except as set forth in this Agreement, or as otherwise required by law, resolutions of meetings of the Company's Members at which a quorum is present shall be adopted by the affirmative vote of a majority of the Percentage Interests represented in person or by proxy.

Section 5.3 Decisions Requiring a Super-Majority Vote of the Members. Decisions of the Members relating to the following matters shall only be adopted, either at a meeting or acting by written consent, by the affirmative vote of the Members holding an eighty percent (80%) or greater Percentage Interest in the
Company:

     (a)  Change of Scope of the Company.

     (b)  Change in the distribution policy of the Company.

     (c) Equity requests to the Members on behalf of the Company totaling in any one year more than US$1 billion.

     (d) Sale of all or a majority of the assets of the Company (such assets to be valued for this purpose of determining whether a majority of the assets will be sold at the Company book value).

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     (e)  Loans to ACOA or WMC or their Affiliates by the Company (whether directly or indirectly) or any of its Affiliates.

All other decisions of the Members will be decided by affirmative vote of the Members holding not less than a majority Percentage Interest in the Company. The Representatives of WMC-D and WMC-F shall vote as a unit for purposes of this
Section 5.3.

                                   ARTICLE VI

                            BOARD OF REPRESENTATIVES

Section 6.1   Board of Representatives.

(a) Powers. The Members hereby authorize the Board of the Company to manage, on a daily basis, the business and affairs of the Company on behalf of the Members in a manner consistent with this Agreement, applicable law and the direction of the Strategic Council. The Board may adopt such rules and regulations, not inconsistent with this Agreement or applicable law, as it may deem proper for the conduct of its meetings and the management of the Company. Except as provided in Section 5.3 above, neither WMC-D nor WMC-F shall have any power or authority to directly enter into obligations on behalf of, or otherwise bind the Company.

(b) Number; Voting. The Board shall consist of five (5) Representatives. A Representative may be any natural person who may, but need not be, an employee of any of the Members or the Company. The Members agree that two (2) Representatives of the Board shall be individuals nominated by ACOA, one (1) Representative of the Board shall be an individual nominated by ASC, one (1) Representative of the Board shall be an individual nominated by WMC-D and one
(1) Representative of the Board shall be an individual nominated by WMC-F. Each Member agrees to vote its Interest to elect as Representatives the individuals nominated by the other Members. In the case of the death, resignation or removal of a Representative prior to the expiration of his or her term, each Member further agrees to vote its Interest to appoint as his or her replacement an individual nominated by the Member which had nominated the Representative whose death, resignation or removal is the cause of the vacancy. The number of Representatives may be changed only by the affirmative vote of the

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Members holding an eighty percent (80%) or greater Percentage Interest in the
Company.

(c) Representative as Agent of the Company and Appointing Member. To the fullest extent permitted by law, each Representative shall be deemed an agent of the Company and the Member which appointed such person as Representative, and such Representative shall not be deemed an agent or sub-agent of the other Members, and shall have no duty (fiduciary or otherwise) to the other Members.

(d) Term of Office. At each annual meeting of the Members, the Members shall elect Representatives each of whom shall hold office until the next annual meeting of the Members and until the successor to such Representative shall have been elected, except in the case of earlier death, resignation or removal.

Section 6.2 Meetings of the Board. Regular meetings of the Board shall be held at such times and places as shall be fixed by the Board at any time in advance of the meeting date or designated in a notice of the meeting. The foregoing to the contrary notwithstanding, the Board shall meet at least annually immediately after the annual meeting of the Members as herein provided. Meetings may be held by telephone or videoconferencing.

Section 6.3 Quorum of the Board. Three (3) Representatives, in person or by proxy, which shall include either a WMC-D or a WMC-F Representative, shall constitute a quorum for the transaction of business; provided, however, that if a Board meeting cannot be held due to lack of this quorum, the meeting may be reconvened upon seven (7) days' written notice, and the quorum required to conduct business at the reconvened meeting shall be two (2) Representatives without the WMC-D or WMC-F Representative.

Section 6.4 Decisions Requiring a Majority Vote of the Board. Except as otherwise provided in this Agreement, decisions of the Board shall be adopted, either at a meeting or acting by written consent, by the affirmative vote of not less than a majority of the Percentage Interests of the Members by the Representatives elected to the Board pursuant to Section 6.1.

Section 6.5 Board as Advisor to Strategic Council. The Board shall serve in an advisory role to the Strategic Council and shall offer advice and assistance, as requested by the Strategic Council, as to matters concerning the Company as they relate to the Enterprise.

Section 6.6 Integration with the Enterprise. Through their Interests, the Members will cause the Company, to the maximum extent permitted by law, to be managed as an integral part of the strategic worldwide system of the Enterprise to maximize the profits of the Company and the Enterprise. The Enterprise shall coordinate the business and activities of the Company with those of its other businesses within the economic and strategic control of the Enterprise, including those activities relating to non-financial measures of performance, business opportunities, global sales, marketing, customer service, production and purchasing efforts, other business policies and procedures and strategic relationships with others. As a Member of the Company, ACOA shall act in a manner that is fair and reasonable to the Company, WMC-F, WMC-D, ASC and to ACOA in managing the related activities of ACOA within the Company and the Enterprise with those outside the Enterprise. The Members will further cause the primary metals operations of the Company to be closely coordinated with the Primary Metals Division of ACOA. ACOA shall ensure that any dealings between the Company and its Affiliates and ACOA and its Affiliates shall be conducted on an arm's length basis.

                                   ARTICLE VII

                                    OFFICERS

Section 7.1 Designation of Officers. The Board at its annual meeting shall elect, by decision by a majority of the entire Board, a Chairman, one or more presidents, one or more controllers and such other officers and assistant officers as the Board may deem appropriate.

Section 7.2 Term of Office. Each officer and assistant officer shall hold office until the annual meeting of the Board next following the meeting of the Board at which such officer or assistant officer is elected, except in the case of earlier death, resignation or removal.

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Section 7.3 Presidents. The Company shall be organized consistent with the existing organizational structure of ACOA, which is currently operated as two divisions, the Bauxite and Alumina Division and the Industrial Chemicals Division, and each division of the Company shall be managed by a division president. Each division president shall have such powers and perform such duties as the Board may from time to time delegate to such president. Subject to the provisions of this Agreement, each president shall have the power and authority to run the day-to-day business of his divisions, including without limitation, delegating to operations managers of each of his divisions.

Section 7.4 Controllers. A controller shall also be appointed to each division. Each controller shall be responsible for the implementation of accounting policies and procedures, the installation and supervision of all accounting records, including the preparation and interpretation of financial statements, the compilation of production costs and cost distributions and the taking and valuation of physical inventories. The controller shall also be responsible for the maintenance of adequate records of authorized appropriations and the approval for payment of all checks and vouchers. The controller shall, in general, perform all duties incident to the office of controller. The foregoing shall be accomplished in a manner consistent with policies and procedures established by, for or with respect to ACOA.

Section 7.5 Assistant Officers. Each assistant officer shall have such powers and perform such duties as may be delegated to such assistant officer by the officer to whom such assistant officer is an assistant or, in the absence or inability to act of such officer, by the officer to whom such officer reports.

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                                  ARTICLE VIII

                                    PERSONNEL

Section 8.1 Secondment. It is expected that WMC-D or WMC-F or their parent, subsidiary or affiliated entities, as the case may be, will second to the Company from time to time employees whose skills or experience are necessary for the support of the operations of the Company, as and to the extent determined by the management of WMC-D, WMC-F, ASC, ACOA and the Company. ACOA will advise WMC-D and WMC-F of all available positions within the Company for which WMC-D or WMC-F has indicated that it may have qualified candidates. ACOA will determine if the WMC-D or WMC-F candidate is the best person for the position, acknowledging the interest of WMC in having certain of its employees gain experience in the alumina and chemicals businesses. All employees seconded to the Company shall be retained by the Company subject to the reasonable employment standards and policies established from time to time by the Company. The extent of such secondment shall be determined by the Board of the Company, subject to the review and advice of the Strategic Council.

Section 8.2 Compensation. The provider of an employee seconded to the Company shall pay salaries, bonuses, retirement allowances and the employer's portion of social security payments and other payments to, or on behalf of, such seconded employee in accordance with its rules and regulations applicable to seconded employees. In the event that the compensation paid by a provider to an employee seconded by it is less than the compensation applicable to such seconded employee as established by the Company, then the Company shall pay to such seconded employee the difference between such amounts. The Company shall reimburse each provider for the actual amount of all payments of salaries, bonuses, retirement allowances, the employer's portion of social security payments and other payments made by such provider with respect to each employee seconded by it, provided that such amounts are consistent with the then applicable rules and regulations regarding compensation for seconded employees established by the Company. Such reimbursements shall be made on a monthly basis by the end of each month for the payments made during that month.

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                                   ARTICLE IX

                    OWNERSHIP INTEREST TRANSFER RESTRICTIONS

Section 9.1       General Restrictions on Transfer.

(a) Transfers Other Than to Affiliates of Members. Except as otherwise provided in Subsection (b) of this Section 9.1 (relating to permitted transfers to Affiliates of Members), no Member may sell, transfer or assign (hereinafter in this Article IX referred to interchangeably as "Transfer") to any individual or entity (each a "Transferee") all or any portion of an Interest (including, without limitation, any interest in Company capital, income, gain, loss, deduction or credit, or any items thereof) unless (i) such Transfer is expressly permitted under this Article IX, and (ii) such Transferee first executes an instrument reasonably satisfactory to the Board, accepting and agreeing to all of the terms and conditions of this Agreement (including specifically, without limitation, this Article IX), including a counterpart signature page to this Agreement. The Transferee of a Transfer of all or any portion of an Interest that satisfies all of the foregoing requirements of this Subsection (a) or all of the requirements of Subsection (b) of this Section 9.1 shall be admitted as a Member of the Company effective immediately prior to the effective time of such Transfer; if the Member who made such Transfer assigned its entire Interest, such Member shall cease to be a member of the Company immediately following such admission; and the Company shall not dissolve, and the business of the Company shall be continued by the remaining Members (including the Transferee) without dissolution.

(b) Transfers to Affiliates of Members. Notwithstanding the provisions of Subsection (a) of this Section 9.1, any Member may, without the consent of any other Members, and without first making any Offer to other Members as described in Section 9.3(b) hereof, Transfer all or any portion of such Member's Interest to an Affiliate (as defined in the Master List of Definitions contained in Exhibit B attached hereto) of such Member, provided, however, that (i) such Affiliate must satisfy all of the requirements of Subsection (a) of this Section
9.1 that are applicable to Transfers to Transferees that are not Affiliates of Members; and (ii) no such Transfer to such Affiliate shall be permitted under this Subsection (b) if such Transfer would result in the transferring Member's breaching the provisions of Section 9.3(a) hereof (relating to the 21% Limitation) with respect to any portion of the Interest the transferring Member desires to Transfer to such Affiliate. If all of the foregoing requirements of this Subsection (b) are satisfied, such Affiliate shall be admitted as a Member of the Company in accordance with the provisions of Subsection (a) of this
Section 9.1.

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Section 9.2   Permissible Transfers by ACOA and ASC.

(a) Passive Investor. Notwithstanding the provisions of Section 9.1(a) hereof, but specifically subject to the provisions of Section 9.3(a) hereof (relating to the 21% Limitation), if, at any time during the term of this Agreement, ACOA and/or ASC desires to Transfer a portion of its Interest that is a nine percent (9%) or less Percentage Interest in the Company to an investor who will not be entitled to manage or bind the Company nor be represented on any Affiliate boards, consent to such Transfer by WMC-F and WMC-D shall not be required and ACOA and/or ASC, as appropriate, shall not be required to make any Offer to the other Members as described in Section 9.3(b) hereof. Such investor shall only receive business information about the Company that is required by the law governing the Company, as reflected in this Agreement, plus additional information as is believed reasonable by ACOA as being appropriate for the particular investor and consented to by WMC-F and WMC-D, which consents may be withheld in their sole discretion. Said investor shall be entitled to share in the distributions of the Company in proportion to its Percentage Interest in the Company. ACOA and/or ASC, as appropriate, shall give not less than thirty (30) days prior written notice to WMC-D and WMC-F of its intent to so Transfer such part of its Interest, and upon such Transfer, the investor shall be admitted as a Member of the Company in accordance with the provisions of Section 9.1(a) hereof.

(b) Active Investor. Notwithstanding the provisions of Section 9.1(a) hereof, but specifically subject to the provisions of Section 9.3(a) hereof (relating to the 21% Limitation), if, at any time during the term of this Agreement, ACOA and/or ASC desires to Transfer a portion of its Interest that is a nine percent (9%) or less Percentage Interest in the Company to an investor, ACOA and/or ASC, as applicable, must first obtain the consents of WMC-D and WMC-F to such Transfer, which consents shall not be unreasonably withheld, but ACOA and/or ASC, as applicable, shall not be required to make any Offer to other Members as described in Section 9.3(b) hereof, and neither WMC-D nor WMC-F shall have any right pursuant to Section 9.3 hereof to purchase any part of such portion of the Interest of ACOA and/or ASC. ACOA and/or ASC, as applicable, shall specify a time and a place of closing not less than ten (10) nor more than twenty (20) business days following the date of consent by WMC-D or WMC-F, whichever is later, and ACOA and/or ASC shall deliver to such investor at the closing all requisite and duly executed forms of transfer against payment for the portion of the

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Interest being Transferred. At the closing, the investor shall be admitted as a
Member of the Company in accordance with the provisions of 9.1(a) hereof.

(c) Aggregate 9% Transfers. Notwithstanding the foregoing provisions of this
Section 9.2, the aggregate Percentage Interest that may be Transferred by ACOA and ASC, individually and collectively, during the entire term of this Agreement under both Subsection (a) and Subsection (b) of this Section 9.2 shall not exceed a nine percent (9%) Percentage Interest in the Company.

Section 9.3       21% Limitation:  Offers to Other Members.

(a) 21% Limitation. Notwithstanding (i) any of the foregoing provisions of this
Article IX, (ii) any other provisions of this Agreement, or (iii) any provisions contained in any other agreement, document or instrument (whether or not incorporated or referred to in this Agreement), at all times during the term of this Agreement, Interests of the Members that, in the aggregate, represent not less than twenty-one percent (21%) of all Percentage Interests in the Company at each such time may not be Transferred to any individual or entity (including, without limitation, any Transfer to an Affiliate of any member as described in
Section 9.1(b) hereof) without the prior written consent of all Members (the "21% Limitation"). The 21% Limitation shall be applied in the following manner:

(i) Except as otherwise provided in Clause (iii) or (iv) of this Subsection (a) below, from and after the execution of this Agreement and until an aggregate seventy-nine percent (79%) Percentage Interest in the Company has been Transferred, the 21% Limitation shall not apply to any Transfer, but from and after the first time at which an aggregate seventy-nine (79%) Percentage Interest has been so Transferred, all subsequent Transfers of all or any portion of any Interest in the Company shall require the prior written consent of all Members; provided, however, that no such consent to any such subsequent Transfer by any Member that acquired a nine percent (9%) or less Percentage Interest in the Company pursuant to Subsection (a) and/or Subsection (b) of Section 9.2 hereof shall be required with respect to the Interest so acquired by such Member pursuant to Section 9.2 (but shall be required with respect to any other Interest in the Company held by such Member), and any reference in this Article IX to the prior written consent of all Members under this Subsection (a) shall be deemed not to require the consent of such Member with respect to the Interest it acquired pursuant to Section 9.2 hereof.

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(ii) As among the current Members of the Company, the overall 21% Limitation shall initially be composed of the following Percentage Interests now held by the current Members (each a "Designated Percentage Interest"):

         (A) a fourteen percent (14%) Percentage Interest in the case of WMC-D (so that the remaining twenty-six percent (26%) Percentage Interest of WMC-D and WMC-F in the aggregate is not a Designated Percentage Interest); and

         (B) a seven percent (7%) Percentage Interest in the case of ACOA (so that the remaining fifty-one percent (51%) Percentage Interest of ACOA and ASC in the aggregate is not a Designated Percentage Interest);

(iii) Notwithstanding the provisions of Clause (i) of this Subsection (a) above, if at any time during the term of this Agreement the Percentage Interest of WMC-D or the Percentage Interest of ACOA is reduced to a percentage less than the Designated Percentage Interest of WMC-D or ACOA, as the case may be, as a result of adjustments made to the Capital Accounts of the Members pursuant to the Tax Protocol or for any other reason (other than (A) a Transfer by WMC-D or ACOA, as the case may be, of all or a portion of its Designated Percentage Interest with the prior written consent of all Members pursuant to this Subsection (a); or (B) the admission to the Company of any new Member, other than as the result of a Transfer of all or a portion of any Member's Interest, as described in Clause (iv) of this Subsection (a) below), no subsequent Transfer of any Interest or portion of any Interest shall be permitted without the prior written consent of all Members unless, prior to such Transfer, all or any required portion of the Percentage Interest held at such time by any other Member or Members is designated in a writing signed by all of the Members as a replacement Designated Percentage Interest (each a "Replacement Designated Percentage Interest") to the extent necessary to bring the aggregate of all Designated Percentage Interests back to not less than twenty-one percent (21%).

(iv) Notwithstanding any other provision of this Agreement or any provision of any other agreement, document or instrument (whether or not incorporated or referred to in this Agreement), no new Member (a "Potential Member"), including, without limitation, any Affiliate of a Member, shall be admitted to the Company as a Member (other than as a result of a Transfer of an Interest or portion of an Interest that is permitted under any of the foregoing provisions of this Article IX) if the effect of the admission of such Potential Member would be to reduce the aggregate of all Designated Percentage Interests to less than twenty-one percent (21%), unless, prior to the admission of such Potential Member, one or more Replacement Designated Percentage Interests are designated in a writing signed by all Members and by the Potential Member to the extent necessary to maintain the aggregate of all Designated Percentage Interests at not less than twenty-one percent (21%).

(v) In the event of a Transfer of all or any portion of a Designated Percentage Interest pursuant to, and in accordance with, any of the foregoing provisions of this Article IX, such Designated Percentage Interest, or the portion thereof so Transferred, shall remain a Designated Percentage Interest in the hands of the Transferee thereof for all purposes of this Article IX, and any subsequent Transfer of, or reduction in the size of, such Designated Percentage Interest or any portion thereof by such Transferee (or any successors Transferee) shall trigger the application of the relevant foregoing provisions of this Subsection (a).

(vi) The Transfer of all or any portion of a Designated Percentage Interest with the prior written consent of all Members pursuant to the foregoing provisions of this Subsection (a) shall, nevertheless, also be subject to the Offer requirements of Subsection (b) of this Section 9.3.

(vii) In the event any Member's Percentage Interest (as such term is defined in Section 1.1 hereof) shall, at any time during the term of this Agreement, exceed such Member's share, expressed as a percentage, of Company capital, income, gain, loss, deduction or credit within the meaning of Section 5.02(2) of Revenue Procedure 95-10, 1995-3 Internal Revenue Bulletin 20, the lowest percentage share of such Member in any item of Company capital, income, gain, loss, deduction or credit shall be deemed to be such Member's Percentage Interest solely for purposes of the 21% Limitation set forth in the first sentence of this Section 9.3(a).

(b) Offers to Other Members. Except as otherwise provided in Section 9.1(b) or
Section 9.2 hereof, if at any time during the term of this Agreement any Member desires to Transfer all or any portion of its Interest (including without limitation, the Transfer of all or any portion of a Designated Percentage Interest with the prior written consent of the requisite Members pursuant to Subsection (a) of this Section 9.3), such Member shall first make an offer in writing delivered to all of the other Members (an "Offer") to sell such Interest or portion thereof to the other Members in accordance with the provisions of Section 9.4 and 9.5 hereof. For purposes of this Subsection (b) and Section 9.4 and 9.5 hereof, so long as ACOA and ASC, or either of them, has any Interest and WMC-D and WMC-F, or either of them, also has any Interest, the aggregate Interests of ACOA and ASC shall be treated as a single Member unit (the "ACOA Unit") and WMC-D and WMC-F shall likewise be treated as a single Member unit (the "WMC Unit"), and any offers with respect to the ACOA Unit or any portion thereof shall be made to and may be accepted by only the WMC Unit, and likewise any Offers with respect to the WMC Unit or any portion thereof shall be made to and may be accepted by only the ACOA Unit.

Section 9.4 Options. For a period of forty-five (45) days from and after the receipt of an Offer from any Member (the "Transferring Member"), each of the other Members (each a "Purchasing Member") shall have the option (each an "Option") either to: (a) purchase (either directly or by an Affiliate of the Purchasing Member) its pro rata share of the Transferring Member's Interest available for sale based upon such Purchasing Member's then current
 Percentage Interest in the Company (excluding the Transferring
Member's Percentage Interest) upon the same terms and conditions as specified in the Offer; or (b) decline to purchase the Transferring Member's Interest so available, in which case the remaining Member may purchase said Interest. During the foregoing forty-five (45) day period, the Transferring Member shall furnish to all other Members such further evidence as they may reasonably require to enable them to establish the bona fides of the Offer.

Section 9.5   Election of Options.
(a) Purchase by Other Member(s). If any Purchasing Member elects to purchase its share of the Transferring Member's Interest available for sale pursuant to
Section 9.4(a) hereof: (a) such Purchasing Member shall specify a time and a place of closing not less than ten (10) nor more than sixty (60) business days following the mailing of the notice of exercise of the Option to purchase or at such later time as agreed to by the Transferring Member and such Purchasing Member; and (b) the Transferring Member shall deliver to the Purchasing Member, or to its designee (which must be an Affiliate of the Purchasing Member), at the closing all requisite and duly executed forms of transfer against payment for the Transferring Member's Interest being sold upon the same terms as set forth in the Offer. At the closing, the designee of such Purchasing

Member(s), if any has been designated, shall be admitted as a Member of the Company simultaneously with the Transfer by the Transferring Member of its Interest available for sale, and upon a Transfer by the Transferring Member of its entire Interest, the Transferring Member shall cease to be a member of the Company.

(b) Election Not to Purchase. If the Purchasing Members do not exercise their respective Options to purchase all of the Transferring Member's Interest that is the subject of the Offer pursuant to Subsection (a) of this Section 9.5 or fail to elect any Option granted in Section 9.4 above within the said forty-five (45) day period, then the Transferring Member may sell its Interest that is the subject of the Offer to a third party upon the same or more stringent terms and conditions as specified in the Offer, provided that the prospective purchaser is not a Competitor (as defined in the Master List of Definitions attached as Exhibit B hereto) of any Purchasing Member; provided, however, that the prospective purchaser, concurrently with such sale, agrees in a written undertaking, in form and substance reasonably acceptable to the Board, to be bound by the terms of this Agreement and the Charter and to be a party to this Agreement in place of the Transferring Member. The closing of the sale to a third party must take place within sixty (60) days of the expiration of the aforementioned forty-five day (45) period. If the prospective purchaser is a Competitor of any Purchasing Member, the Transferring Member shall only be entitled to sell its Interest to the Competitor if all of the Purchasing Members consent to the sale of the Transferring Member's Interest upon the terms and conditions specified in the Offer, which consent the Purchasing Members may withhold in their sole discretion. In the event the Purchasing Members consent to the sale of the Transferring Member's Interest as provided in this Section 9.5(b), the prospective purchaser shall be admitted as a Member of the Company simultaneously with the Transfer by the Transferring Member of its Interest, and upon a transfer by the Transferring Member of its entire Interest, the Transferring Member shall cease to be a Member of the Company. If any Purchasing Member withholds consent to the sale of the Transferring Member's Interest to a Competitor, then the Transferring Member shall not sell its Interest to such Competitor, and the Purchasing Members shall not be liable to the Transferring Member for any liability incurred by the Transferring Member in connection with the Offer.

If the Transferring Member does not sell its Interest as provided in this
Section 9.5, the Transferring Member's Interest shall not be free from the restrictions contained in this

Article IX, and such Transferring Member's Interest shall not thereafter be sold unless the provisions of this Article IX shall again be complied with.

Section 9.6 Recognition by Company of Transfers. No Transfer, or any part thereof, that is in violation of this Article IX shall be valid or effective, and the Company, the Members and the Board shall not recognize the same for the purpose of making any distributions to Members with respect to such Interest or part thereof. The Company, the nontransferring Members and the Board shall incur no liability as a result of refusing to make any such distributions to the Transferee of any such invalid Transfer.

                                    ARTICLE X

          LEVERAGING; DISTRIBUTIONS; ALLOCATION OF PROFITS AND LOSSES.

Section 10.1 Leveraging Policy. The leveraging policy of the Company shall be to maintain a limit of debt (net of cash) in the aggregate equaling thirty percent (30%) of the Total Capital of the Company.

Section 10.2 Distribution Policy. Distributions are subject to the distribution policy set forth in Section 10 of the Charter of the Strategic Council and the allocation rules set forth in Section 3.1 of the Tax Protocol.

Section 10.3 Allocation of Profits and Losses. It is the general intention of the Members that the profits and losses of the Company, except as otherwise provided in the Tax Protocol, shall be allocated with an aggregate 60% of such profits or losses to ACOA and ASC, and an aggregate 40% of such profits or losses to WMC-D and WMC-F. Notwithstanding the immediately preceding sentence, profits and losses of the Company shall be calculated and allocated in accordance with Article 2 of the Tax Protocol.

                                   ARTICLE XI

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 11.1 Limited Liability. Except as otherwise provided by the Act and the terms of the Formation Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Representative shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Representative, as the case may be, of the Company. Except as otherwise required by law, a Member, in its capacity as such, shall have no liability in excess of (a) the amount of its capital contribution to the Company; (b) its share of any undistributed profits of the Company; (c) its obligations to make other payments expressly provided for in this Agreement; and (d) the amount of any distributions wrongly distributed to it.

Section 11.2 Exculpation. No Covered Person, defined above, shall be liable to the Company, the Members or Representatives or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

Section 11.3  Indemnification.
(a) Indemnification Granted. Every Covered Person shall, if not prohibited by law, be indemnified by the Company in accordance with the indemnification provisions set forth in Article V of the By-Laws of ACOA, as they may be amended from time to time, which Article is incorporated herein by reference.

(b) Section 11.3 Not Exclusive; Survival of Rights. The rights of indemnification provided in this Section 11.3 shall be in addition to any rights to which any Covered Person may otherwise be entitled by contract or as a matter of law; and in the event of such Covered Person's death, such rights shall extend to the heirs and legal representatives of such Covered Person.

Section 11.4 Outside Business. Except as provided in the Charter, any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no right by virtue of this Agreement in and to such independent venture or the profits derived therefrom, and the pursuit of any such venture shall not be deemed wrongful or improper.

                                   ARTICLE XII
                     BOOKS AND RECORDS; REPORTS; TAX RETURNS

Section 12.1 Auditors. The Members shall cause Coopers & Lybrand to be appointed as the Company's initial independent financial auditors.

Section 12.2 Location of Books. The books and records of the Company shall be maintained at the principal place of business of the Company, or elsewhere as the Board may determine. The books and records of the Company shall be available for review by the Members, including their auditors, upon reasonable advance notice, during regular business hours, for any purpose reasonably related to their Interests.

Section 12.3 Maintenance of Books; Financial Reports. The books and financial records of the Company shall be maintained according to U.S. GAAP, consistently applied. The Company shall provide to each Member, within ten (10) days following the end of each month, quarter and fiscal year, such financial reports (balance sheet, income statement and supporting data) as each Member shall reasonably require for the purposes of its financial reporting; provided, however, that upon the request of any Member and at the Company's expense, the Company shall prepare, and the Company's independent financial auditors shall review, financial statements which satisfy such Member's financial reporting requirements.

Section 12.4 Audits. The Members shall cause an annual audit (utilizing U.S.
GAAP) of the Company to be made as of December 31 of each year. Any Member may cause a private audit of the Company each year, separate and apart from the annual audit described in the immediately preceding sentence; provided, however, that any such private audit shall be conducted at the expense of the Member that causes such audit.

Section 12.5 Tax Returns. The Members agree that the Company shall be responsible for the preparation and timely filing of all required federal, state and local tax and information returns of the Company. The Members agree that the Company will either prepare the necessary tax and information returns internally, or enlist the services of a tax preparation and/or consultation firm, and the Company will provide a copy of each such tax or information return filed on its behalf to each Member promptly following such filing. ACOA may prepare Form 1065, U.S. Partnership Return of

Income, and other similar forms and applications on behalf of the Company if the Members shall mutually agree.

                                  ARTICLE XIII
                               DISPUTE RESOLUTION

Section 13.1  Dispute Resolution.

(a) Board. All disputes, differences, controversies or claims between any of the Members and related to the Company shall be initially discussed by the Board. Any Member may refer a matter to the Board for a view to resolution by delivering written notice describing the matter to all Representatives of the Board. Unless the notice identifies the matter to be one of such urgency that a special meeting of the Board is required, the matter shall be taken up at the next regularly scheduled meeting of the Board following receipt of notice of the dispute. The Board shall attempt to resolve the dispute through amicable conciliation, and may consult outside experts for assistance in attempting to resolve the dispute.

(b) Strategic Council. If the Board is unable to resolve the dispute by unanimous consent within sixty (60) days, any Member may refer the matter for further resolution to the Strategic Council of the Enterprise. Any Member may refer a matter to the Strategic Council for resolution by delivering written notice describing the matter to all members of the Strategic Council. Unless the notice identifies the matter to be one of such urgency that a special meeting of the Strategic Council is required, the matter shall be taken up at the next regularly scheduled meeting of the Strategic Council following receipt of notice of the dispute. The Strategic Council shall attempt to resolve the dispute through amicable conciliation, and may consult outside experts for assistance in attempting to resolve the dispute.

(c) Final Resolution. If the Strategic Council is unable to resolve the dispute by unanimous consent within sixty (60) days, any Member may refer the matter for further resolution pursuant to the procedures set forth in Section 11 of the Charter.

                                   ARTICLE XIV
                                TERM; DISSOLUTION

Section 14.1 Term. The term of the Company commenced as of the date the Certificate of Formation of the Company was filed in the office of the Secretary of the State of the State of Delaware and shall continue until the Company is dissolved or otherwise terminated as provided in this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Company's Certificate.

Section 14.2 Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following Liquidating Events: (a) the written consent of all of the Members; (b) the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member of the Company or the occurrence of any other event under the Act that terminates the continued membership of a Member in the Company, unless within ninety (90) days after the occurrence of such an event, all of the remaining Members agree in writing to continue the business of the Company and to the appointment, if necessary or desired, effective as of the date of such event of one or more additional Members; (c) the entry of a decree of dissolution under and in accordance with
Section 18-802 of the Act; or (d) the sale of all or substantially all of the Property (as defined in the Master List of Definitions attached hereto as Exhibit B). In the event an additional Member is admitted pursuant to 14.2(b), to the fullest extent permitted by law, such admission shall be deemed effective immediately prior to such death, retirement, resignation, expulsion, bankruptcy or dissolution, and, immediately following such admission, the departing Member shall cease to be a member of the Company.

Section 14.3 Winding up, Liquidation and Distribution on Dissolution of the Company. Upon the dissolution of the Company, its business shall be wound up and liquidated as rapidly as business circumstances permit. The liquidation and winding up of the Company shall be handled by a liquidating trustee, which shall be ACOA unless ACOA is bankrupt, does not hold the largest Percentage Interest in the Company on the date of dissolution, has been expelled from the Company or has been finally adjudicated to have breached its material obligations under this Agreement. If ACOA is not the liquidating trustee, the Members shall, by vote of a majority in interest of the Members, appoint a liquidating trustee; provided, however, that the liquidating trustee may not be a Member or any Affiliate of such Member if such Member is bankrupt on the date of dissolution or has been finally adjudicated to have breached its material obligations under this Agreement.

Section 14.4 Determination of Fair Market Value. Upon dissolution and liquidation of the Company, the fair market value of the Company shall be determined as follows:

For a period of sixty (60) days beginning as of the date of occurrence of a Liquidating Event set forth in Section 14.2, the fair market value of the Company shall be negotiated by the Members. If any Member elects, an appraisal of the assets of the Company shall be performed by a recognized appraisal firm, the selection of which must be agreed to by all Members. If the Members are unable to agree on an appraisal firm within ten (10) days of such election, then ACOA together with ASC and WMC-D together with WMC-F shall each select an appraisal firm. Such appraisals shall be performed and delivered to all Members within ninety (90) days of the appraisal firms' selection, and the cost of each appraisal firm shall be borne by the Member that selected such appraisal firm. If the Members are unable to agree on a fair market value within ten (10) days of receipt of each appraisal firm's valuation, then the fair market value shall be the mid point between the two valuations ascribed by the two appraisal firms.

Section 14.5 Winding Up. As outlined in the Tax Protocol, upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Company Property has been distributed pursuant to this Section 14.5 and the Company's Certificate has been canceled in accordance with the Act. All of the business and affairs of the Company shall be liquidated and wound up and all of its assets shall be distributed by the liquidating trustee as follows:

(a) First, to the creditors of the Company (other than Members who are creditors) in satisfaction of the debts and liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

(b) Second, to Members that are creditors of the Company in satisfaction of the debts and liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

(c) At ACOA's option, the Capital Accounts of WMC-D and WMC-F may be liquidated in cash. If ACOA so elects, ACOA may make an additional cash Capital Contribution upon liquidation sufficient so that, if such funds are distributed to WMC-D and WMC-F, their aggregate Capital Account balances will be reduced to zero. Cash payments shall be made to the extent necessary to ensure that WMC-D and WMC-F receive their aggregate Percentage Interest of the total value of all assets distributed upon liquidation as determined in accordance with Section
14.4 above. For convenience, such additional Capital Contribution and distributions may, at ACOA's election, be effected by direct payments from ACOA to WMC-F and WMC-D. The provisions of this Section 14.5(c) shall be applied only after giving full effect to all distributions pursuant to Sections 5.1 and 7.1 of the Tax Protocol.

(d) All remaining assets of the Company shall be distributed in kind to those Members that contributed such in-kind assets in proportion to their respective Capital Account balances.

                                   ARTICLE XV
                                  MISCELLANEOUS

Section 15.1 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

Section 15.2 Registered Office. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

Section 15.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, legal representatives and assigns. This Agreement and any right or remedy or any duty or obligation arising hereunder shall not be assignable or delegable in whole or in part by any Member without the express prior written consent of the other Members hereto and any such attempt to do so shall be deemed void ab initio.

Section 15.4. Resignation. Except as provided in Article IX, Ownership Interest Transfer Restrictions, a Member may not resign from the Company or voluntarily dissolve solely for purposes of terminating its Membership or the Company without the prior written consent of the other Members.

Section 15.5 Expenses. Each Member hereto shall bear its own expenses, including the fees of any attorneys, accountants, investment bankers or others engaged by such Member, incurred in connection with this Agreement and the transactions contemplated hereby except as otherwise expressly provided herein.

Section 15.6 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in English and in writing, either delivered by hand to such Member at its address set forth below, or sent by postage prepaid certified mail (return receipt requested) or airmail, or by reputable overnight or international courier, or by telex (with confirmed answerback as set forth below), or by telegraph or telephonic facsimile transmission, to such Member at its address and telex or facsimile number (if applicable) set forth below, and shall be effective on the date of receipt. The Member or Members receiving any notice pursuant to telex or facsimile transmission shall send notice in accordance herewith of such receipt not later than the business day next following the date of such receipt. A copy of the text of any notice given by telegraph or telephonic facsimile transmission shall be mailed by postage prepaid certified mail (return receipt requested) or by reputable overnight courier, or delivered by hand, to the address set forth below within a reasonable time thereafter, provided such confirmation shall not be required if the recipient acknowledges receipt of the notice. No notice to a Member shall be deemed received on a day that is not a business day in the jurisdiction in which notices are to be addressed to such Member. Any such notice shall not be effective until the next business day in such jurisdiction. All notices shall be sent:

         If to ACOA, to:                   Aluminum Company of America
                                           425 Sixth Avenue
                                           Pittsburgh, Pennsylvania  15219-1850
                                           USA
                                           Attention:  Executive Vice President

         If to ASC, to:                    ASC Alumina, Inc.
                                           5 Burlington Square, 4th Floor
                                           P.O. Box 1491
                                           Burlington, VT  05402-1491
                                           Attention:  Executive Vice President

         If to WMC-D, to:                  WMC Alumina (USA) Inc.
                                           360 Collins Street
                                           Melbourne, Australia  3000
                                           Attention:  Corporate Secretary

         If to WMC-F, to:                  Westminer International Holdings
                                           Limited
                                           360 Collins Street
                                           Melbourne, Australia  3000
                                           Attention:  Corporate Secretary

Section 15.7 Amendments. This Agreement may not be amended, changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by a duly authorized officer or representative of the proper Member or Members.

Section 15.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 15.9 Section Headings. The Section and Subsection headings in this Agreement are for convenience of reference only and shall not in any way limit or otherwise affect the meaning hereof.

Section 15.10 Waivers. No waiver by any of the Members of any breach or failure to comply with any provision of this Agreement shall be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

Section 15.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction and which is not material in implementing the intentions of the Members shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provision in any other jurisdiction.

Section 15.12 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person or entity (other than the Members) any rights or remedies.

Section 15.13 Governing Law. This Agreement shall be construed in accordance with, and shall be governed by, the laws of State of Delaware, U.S.A., without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, WMC-D, WMC-F, ASC and ACOA have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

                                   WESTMINER INTERNATIONAL HOLDINGS LIMITED

                                           /s/ Hugh M. Morgan

                                   By:
                                       -------------------------------------



                                   WMC ALUMINA (USA) INC.

                                           /s/ Hugh M. Morgan

                                   By:
                                       --------------------------------------

                                   ASC ALUMINA, INC.

                                           /s/ Barbara S. Jeremiah

                                   By:
                                       --------------------------------------


                                   ALUMINUM COMPANY OF AMERICA

                                           /s/ Richard L. Fischer

                                   By:
                                       --------------------------------------

                                    EXHIBIT A
                                  TAX PROTOCOL

                                    EXHIBIT B
                           MASTER LIST OF DEFINITIONS

                                    EXHIBIT C
                        CHARTER OF THE STRATEGIC COUNCIL

                                    EXHIBIT D
                               FORMATION AGREEMENT



                                       35